ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

INSTRUCTIONS TO PURCHASER

1.	All purchasers complete all the information in the boxes on page 1 and sign where indicated with an “X”.

2.

If you are an “accredited investor”, then complete the “Accredited Investor Form” that starts on page 2. If you are a “friend, family or business associate” of the Issuer, then complete the “Family, Friends and Business Associates Questionnaire” that starts on page 5. The purposes of these forms are to determine whether you meet the standards for participation in a private placement under sections 2.3 or 2.5 of National Instrument 45-106 adopted by members of the Canadian Securities Administrators .

This is page 1 of 14 pages of a subscription agreement and related appendices, schedules and forms. Collectively, these pages together are referred to as the “Subscription Agreement”.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:	ORCA INTERNATIONAL LANGUAGE SCHOOLS INC. (the “Issuer”), of 909 – 6081 No. 3 Road, Richmond, B.C. V6Y 2B2

Subject and pursuant to the terms set out in the Terms on pages 6 to 7, the General Provisions on pages 10 to 14 and the other schedules and appendices attached which are hereby incorporated by reference, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

_______________________ Shares
$0.10 per Share for a total purchase price of $ 150,000
The Purchaser owns, directly or indirectly, the following securities of the Issuer:
2,635,000
[Check if applicable] The Purchaser is [ ] an insider of the Issuer

The Purchaser directs the Issuer to issue, register and deliver the certificates representing the Purchased Securities as follows:

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS
SGB C&C Investment Ltd.	SGB C&C Investment Ltd.
Name to appear on certificate	Name and account reference, if applicable
Xin Li
Account reference if applicable	Contact name
#909 – 6081 No. 3 Road, Richmond, B.C. V6Y2B2	#909 – 6081 No. 3 Road, Richmond, B.C. V6Y2B2
Address	Address
(604) 484-3127
Telephone Number

EXECUTED by the Purchaser this _______day of _____________, 2008. By executing this Subscription Agreement, the Purchaser certifies that the Purchaser and any beneficial purchaser for whom the Purchaser is acting is resident in the jurisdiction shown as the “Address of Purchaser”. Unless the jurisdiction shown as the “Address of Purchaser” is British Columbia, then the Purchaser certifies that the Purchaser is NOT resident in British Columbia.

WITNESS:	EXECUTION BY PURCHASER:
X
Signature of Witness	Signature of individual (if Purchaser is an individual)
X
Name of Witness	Authorized signatory (if Purchaser is not an individual)
SGB C&C Investment Ltd.
Address of Witness	Name of Purchaser (please print)
Xin Li
Name of authorized signatory (please print)
Accepted this ____ day of ____________, 2008	#909 – 6081 No. 3 Road, Richmond, B.C. V6Y2B2
ORCA INTERNATIONAL LANGUAGE	Address of Purchaser (residence)
SCHOOLS INC.
Per:	(604) 484-3127
Telephone Number
Authorized Signatory
E-mail address

Social Insurance No.:

By signing this acceptance, the Issuer agrees to be bound by the Terms on pages 6 to 7, the General Provisions on pages 10 to 14 and the other schedules and appendices incorporated by reference.

Subscription Agreement (with related appendices, schedules and forms)	Page 2 of 14 pages

ACCREDITED INVESTOR FORM

NATIONAL INSTRUMENT 45-106

The purpose of this Questionnaire is to assure Orca International Language Schools Inc. (the “Issuer”) that the undersigned (the “Subscriber”) will meet certain requirements for the registration and prospectus exemptions provided for under National Instrument 45-106 (“NI 45-106”), as adopted by members of the Canadian Securities Administrators, in respect of a proposed private placement of securities by the Issuer (the “Transaction”). The Issuer will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned Subscriber covenants, represents and warrants to the Issuer that:

1.

the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Subscriber is able to bear the economic risk of loss arising from such Transaction;

2.	the Subscriber satisfies one or more of the categories of “accredited investor” (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

[ ]	(a) a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

[ ]	(b) the Business Development Bank of Canada incorporated under the Business Development Bank Act (Canada);

[ ]

(c) a subsidiary of any person referred to in any of the foregoing categories, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[ ]

(d) an individual registered or formerly registered under securities legislation in a jurisdiction of Canada, as a representative of a person or company registered under securities legislation in a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland);

[ ]	(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

[ ]	(f) the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;

[ ]

(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scholaire de l’ile de Montreal or an intermunicipal management board in Québec;

[ ]	(h) a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency thereof;

[ ]	(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

[ ]

(j) an individual who either alone or with a spouse beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN$1,000,000;

Subscription Agreement (with related appendices, schedules and forms)	Page 3 of 14 pages

[ ]

(k) an individual whose net income before taxes exceeded CDN$200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

[ ]	(l) an individual who, either alone or with a spouse, has net assets of at least CDN $5,000,000;

[ ]	(m) a person, other than a person or investment fund, that had net assets of at least CDN$5,000,000 as reflected on its most recently prepared financial statements;

[ ]

(n) an investment fund that distributes it securities only to persons that are accredited investors at the time of distribution, a person that acquires or acquired a minimum of CDN$150,000 of value in securities, or a person that acquires or acquired securities under Sections 2.18 or 2.19 of NI 45-106;

[ ]

(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

[ ]

(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

[ ]

(q) a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

[ ]

(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an advisor registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

[ ]	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

[ ]	(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law are persons or companies that are accredited investors.

[ ]	(u) an investment funds that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor; or

[ ]

(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after this instrument comes into force;

The Subscriber acknowledges and agrees that the Subscriber may be required by the Issuer to provide such additional documentation as may be reasonably required by the Issuer and its legal counsel in determining the Subscriber’s eligibility to acquire the Shares under relevant Legislation.

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     IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ________day of __________________, 2008.

If a Corporation, Partnership or Other Entity:	If an Individual:

Print or Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity

Subscription Agreement (with related appendices, schedules and forms)	Page 5 of 14 pages

FAMILY, FRIENDS AND BUSINESS ASSOCIATES QUESTIONNAIRE

NATIONAL INSTRUMENT 45-106

The purpose of this Questionnaire is to assure Orca International Language Schools Inc. (the “Issuer”) that the undersigned (the “Subscriber”) will meet certain requirements for the registration and prospectus exemptions provided for under National Instrument 45-106 (“NI 45-106”), as adopted by members of the Canadian Securities Administrators, in respect of a proposed private placement of securities by the Issuer (the “Transaction”). The Issuer will rely on the information contained in this Questionnaire for the purposes of such determination.

If the Subscriber is not purchasing more than $150,000 in value of securities and is not an Accredited Investor, he or she is to check one or more of the following boxes, as appropriate:

(A)	a director, officer, employee or control person of the Issuer	[ ]

(B)	a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Issuer	[ ]

(C)	a close personal friend of a director, senior officer or control person of the Issuer	[ ]

(D)	a close business associate of a director, senior officer or control person of the Issuer	[ ]

If the Subscriber ticked boxes A-D above, name of director, officer or employee of the Issuer with whom the
Subscriber has a relationship:

Signature

Print or Type Name of Entity or Individual

Date: _______________________, 2008

Subscription Agreement (with related appendices, schedules and forms)	Page 6 of 14 pages

TERMS

Reference date of this Subscription Agreement	October ____, 2008 (the “Agreement Date”)

The Offering

The Issuer	Orca International Language Schools Inc. (the “Issuer”)

Offering	The offering consists of up to 1,500,000 common shares (“Shares”).

Purchased Securities	The “Purchased Securities” under this Subscription Agreement are common shares of the Issuer.

Total amount	Up to $150,000.

Price	$0.10 per Share

Warrants	There are no warrants issued with the Shares.

Selling Jurisdictions	The Shares may be sold in the Province of British Columbia, Canada and in other jurisdictions where they may be lawfully sold (the “Selling Jurisdictions”).

Exemptions	The offering will be made in accordance with the following exemptions from the prospectus requirements:

(a) the “accredited investor” exemption (section 2.3 of National Instrument 45-106);

(b) the “Friends and Family” exemption (section 2.5 of National Instrument 45-106);

(c) the “$150,000 purchaser” exemption (section 2.10 of National Instrument 45-106);

(d) the British Columbia “exempt purchaser” exemption (section 74(2)(3) of the Securities Act (British Columbia); and

(e) such other exemptions as may be available under applicable exemptions.

Resale restrictions and legends	The Purchased Securities will be subject to an indefinite hold period that starts to run on Closing.

The Purchaser acknowledges that the certificates representing the Purchased Securities will bear the legends required under U.S. Securities Laws and BC Instrument 51-509.

Purchasers are advised to consult with their own legal counsel or advisors to determine the resale restrictions that may be applicable to them.

Closing Date

The completion of the sale and purchase of the Units will take place in one or more closings, on a date or dates as agreed to by the Issuer and the Placee. Payment for, and delivery of the Units, is scheduled to occur on or

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before November 30, 2008 or such later date as may be agreed upon by the Issuer and the Placee (the “Closing Date”).

Additional definitions	In the Subscription Agreement, the following words have the following meanings unless otherwise indicated:

(a) “Purchased Securities” means the Shares purchased under this Subscription Agreement; and

(b) “Securities” means the Shares;

The Issuer

Jurisdiction of organization	The Issuer is incorporated under the laws of British Columbia.

Stock exchange listings	The common shares of the Issuer are quote for trading on the Over the Counter Bulletin Board.

“Securities Legislation Applicable to the Issuer”

The “Securities Legislation Applicable to the Issuer” are the Securities Act (British Columbia) and the Securities Act of 1933 of the United States the “Commission with Jurisdiction over the Issuer” are the British Columbia Securities Commission and the Securities and Exchange Commission of the United States.

End of Terms

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PROVISIONS APPLICABLE TO A PURCHASER RESIDENT
IN BRITISH COLUMBIA

IMPORTANT NOTE: the following provisions are applicable ONLY if the Purchaser is resident in British Columbia.

Additional definitions

In the following provisions applicable to a purchaser resident in British Columbia and the Subscription Agreement (including the first (cover) page and all of the appendices), the following words have the following meanings unless otherwise indicated:

(a)	“Accredited Investor” means a person who falls into one of the categories set out in the “Accredited Investor Form” that starts on page 2;

(b)	“Applicable Legislation” includes the Securities Act (British Columbia);

(c)	“Commissions” includes the British Columbia Securities Commission; and

(d)	“Securities Act (British Columbia)” means the Securities Act, R.S.B.C. 1996, c. 418, as amended.

In the following provisions, a person is “Deemed to be Acting as a Principal” if the person is duly authorized to enter into this subscription and to execute all documentation in connection with the purchase on behalf of each beneficial purchaser; is purchasing the Purchased Securities as an agent or trustee for accounts that are fully managed by it and is:

(a)	a trust company or insurance company that has been authorized to do business under the Financial Institutions Act (British Columbia); or

(b)

an adviser who manages the investment portfolio of clients through discretionary authority granted by one or more clients and who is registered as a portfolio manager under the Securities Act (British Columbia) or is exempt from such registration.

In the case of any Purchaser who is Deemed to be Acting as a Principal, the Purchaser acknowledges that the Issuer may in the future be required by law to disclose on a confidential basis to securities regulatory authorities the identity of each beneficial purchaser of Purchased Securities for whom the Purchaser may be acting.

Applicable exemptions

IN ADDITION to the representations and warranties in the General Provisions (on pages 10 to 14), the Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing, the Purchaser satisfies one or more of the following categories:

(a)	“accredited investor” (s. 2.3, National Instrument 45-106): the Purchaser is an Accredited Investor and it is purchasing the Purchased Securities as principal;

(b)	“family, friends and business associates” (s. 2.5, National Instrument 45-106): the Purchaser is purchasing the Purchased Securities as principal and is:

	(1)	a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer,

	(2)	a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer,

	(3)	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Issuer or of an affiliate of the Issuer,

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(4)	a close personal friend of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer,

(5)	a close business associate of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer,

(6)	a founder of the Issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Issuer,

(7)	a parent, grandparent, brother, sister or child of a spouse of a founder of the Issuer,

(8)	a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (1) to (7) above, or

(9)	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (1) to (7); or

(b)

“$150,000 purchaser” (s. 2.10 of National Instrument 45-106): the Purchaser is purchasing sufficient Purchased Securities so that the aggregate acquisition cost of the Purchased Securities to the Purchaser is not less than $150,000, the Purchaser is not a corporation, partnership, trust, fund, association, or any other organized group of persons created solely, or used primarily, to permit the purchase of the Purchased Securities (or other similar purchases) to purchase or hold the Purchased Securities in reliance on this exemption from the dealer registration requirements or prospectus requirements, and the Purchaser is either:

(i)	purchasing the Purchased Securities as principal and no other person, corporation, firm or other organization will have a beneficial interest in the Purchased Securities; or

(ii)

if not purchasing the Purchased Securities as principal, is Deemed to be Acting as a Principal and the aggregate acquisition cost of the Purchased Securities purchased for all the accounts managed by it is not less than $150,000; or

(c)

“exempt purchaser” (s. 74(2)(3), Securities Act (British Columbia)): the Purchaser is purchasing as principal, is not an individual and is designated as an exempt purchaser in an order made by the Executive Director of the British Columbia Securities Commission.

Subscription Agreement (with related appendices, schedules and forms)	Page 10 of 14 pages

GENERAL PROVISIONS

1. DEFINITIONS

1.1 In the Subscription Agreement (including the first (cover) page, the Terms on pages 6 to 7, the General Provisions on pages 10 to 14 and the other schedules and appendices incorporated by reference), the following words have the following meanings unless otherwise indicated:

(a)	“1933 Act” means the United States Securities Act of 1933, as amended;

(b)

“Applicable Legislation” means the Securities Legislation Applicable to the Issuer (as defined on page 7) and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;

(c)	“Closing” means the completion of the sale and purchase of the Purchased Securities;

(d)	“Closing Date” has the meaning assigned in the Terms;

(e)	“Closing Year” means the calendar year in which the Closing takes place;

(f)

“Commissions” means the Commissions with Jurisdiction over the Issuer (as defined on page 7) and the securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement;

(g)	“Exchange” has the meaning assigned in the Terms;

(h)	“Final Closing” means the last closing under the Private Placement;

(i)	“General Provisions” means those portions of the Subscription Agreement headed “General Provisions” and contained on pages 10 to 14;

(j)	“Private Placement” means the offering of the Flow-Through Units and the Non-Flow-Through Units on the terms and conditions of the Agency Agreement and this Subscription Agreement;

(k)	“Property” has the meaning set forth in recital B above;

(l)	“Purchased Securities” has the meaning assigned in the Terms;

(m)	“Qualifying Expenses” has the meaning set forth in recital E above;

(n)	“Regulatory Authorities” means the Commissions and the Exchange;

(o)	“Securities” has the meaning assigned in the Terms;

(p)	“Subscription Agreement” means the first (cover) page, the Terms on pages 6 to 7, the General Provisions on pages 10 to 14 and the other schedules and appendices incorporated by reference;

(q)	“Terms” means those portions of the Subscription Agreement headed “Terms” and contained on pages 6 to 7;

(r)	“Warrants” means the non-transferable share purchase warrants forming part of the Units; and

(s)	“Warrant Shares” means the common shares of the Issuer to be issued on exercise of the Warrants, which warrant shares are or are to be listed on the Exchange.

Subscription Agreement (with related appendices, schedules and forms)	Page 11 of 14 pages

1.2 In the Subscription Agreement, the following terms have the meanings defined in Regulation S: “Directed Selling Efforts”, “Foreign Issuer”, “Substantial U.S. Market Interest”, “U.S. Person” and “United States”.

1.3 In the Subscription Agreement, unless otherwise specified, currencies are indicated in Canadian dollars.

1.4 In the Subscription Agreement, other words and phrases that are capitalized have the meanings assigned to them in the body hereof.

2. ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER

2.1 Acknowledgements concerning offering

The Purchaser acknowledges that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(b)	there is no government or other insurance covering the Securities;

(c)	there are risks associated with the purchase of the Securities;

(d)

there are restrictions on the Purchaser’s ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities;

(e)

the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Applicable Legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Applicable Legislation, including statutory rights of rescission or damages, will not be available to the Purchaser;

(f)

no prospectus has been filed by the Issuer with the Commissions in connection with the issuance of the Purchased Securities, the issuance is exempted from the prospectus and registration requirements of the Applicable Legislation and:

	(i)	the Purchaser is restricted from using most of the civil remedies available under the Applicable Legislation;

	(ii)	the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under the Applicable Legislation; and

	(iii)	the Issuer is relieved from certain obligations that would otherwise apply under the Applicable Legislation;

(g)

the Purchaser acknowledges that the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Purchased Securities or any of the Securities;

2.2 Representations by all purchasers

The Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

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(a)	to the best of the Purchaser’s knowledge, the Securities were not advertised;

(b)	no person has made to the Purchaser any written or oral representations:

(i) that any person will resell or repurchase the Securities;

(ii) that any person will refund the purchase price of the Purchased Securities;

(iii) as to the future price or value of any of the Securities; or

(iv)

that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on any stock exchange, other than the Shares and Warrant Shares on the Exchange;

(c)	this subscription has not been solicited in any other manner contrary to the Applicable Legislation or the 1933 Act;

(d)

the Purchaser (or others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it (or others for whom it is contracting hereunder) is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

(e)

the Purchaser has no knowledge of a “material fact” or “material change” (as those terms are defined in the Applicable Legislation) in the affairs of the Issuer that has not been generally disclosed to the public, except knowledge of this particular transaction;

(f)

the offer made by this subscription is irrevocable (subject to the Purchaser’s right to withdraw the subscription and to terminate the obligations as set out in this Subscription Agreement) and requires acceptance by the Issuer and approval of the Exchange;

(g)

the Purchaser has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant to the Subscription Agreement and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Subscription Agreement on behalf of the Purchaser;

(h)	the offer was not made to the Purchaser when the Purchaser was in the United States;

(i)	the Purchaser is not a U.S. Person;

(j)	the Purchaser is not and will not be purchasing Purchased Securities for the account or benefit of any U.S. Person;

(k)

the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(l)	this Subscription Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser;

(m)

the Purchaser has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Purchaser resides and confirms that no representation has been made respecting the applicable hold periods for the Securities and is aware of the risks and other characteristics of the Securities and of the fact that

Subscription Agreement (with related appendices, schedules and forms)	Page 13 of 14 pages

the Purchaser may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies;

(n)

the Purchaser is capable of assessing the proposed investment as a result of the Purchaser’s financial and business experience or as a result of advice received from a registered person other than the Issuer or any affiliates of the Issuer; and

(o)

if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issue of the Securities as may be required.

2.3 Reliance, indemnity and notification of changes

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms on pages 6 to 7, the General Provisions on pages 10 to 14 and the other schedules and appendices incorporated by reference) are made by the Purchaser with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Purchased Securities, and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 6 to 7, the General Provisions on pages 10 to 14 and the other schedules and appendices incorporated by reference) which takes place prior to the Closing.

2.4 Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

3. WITHDRAWAL OF SUBSCRIPTION

The Purchaser reserves the right to withdraw this subscription and to terminate its obligations hereunder at any time before Closing.

4. ISSUER’S ACCEPTANCE

The Subscription Agreement, when executed by the Purchaser, and delivered to the Issuer, will constitute a subscription for Units which will not be binding on the Issuer until accepted by the Issuer by executing the Subscription Agreement in the space provided on the face page(s) of the Agreement and, notwithstanding the Agreement Date, if the Issuer accepts the subscription by the Purchaser, the Subscription Agreement will be entered into on the date of such execution by the Issuer.

5. CLOSING

5.1 The Purchaser acknowledges that, although Purchased Securities may be issued to other purchasers under the Private Placement concurrently with the Closing, there may be other sales of Purchased Securities under the Private Placement, some or all of which may close before or after the Closing. The Purchaser further acknowledges that there is a risk that insufficient funds may be raised on the Closing to fund the Issuer’s objectives and that further closings may not take place after the Closing.

5.2 On or before the end of the fifth business day before the Closing Date, the Purchaser will deliver to the Issuer the Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total price of the Purchased Securities to be purchased by the Purchaser.

5.3 At Closing, the Issuer will deliver to the Placee the certificates representing the Purchased Securities purchased by the Purchaser registered in the name of the Purchaser or its nominee.

Subscription Agreement (with related appendices, schedules and forms)	Page 14 of 14 pages

6. MISCELLANEOUS

6.1 The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

6.2 The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other schedules, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

6.3 The Issuer may rely on delivery by fax machine of an executed copy of this subscription, and acceptance by the Issuer of such faxed copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms of the Subscription Agreement.

6.4 Without limitation, this subscription and the transactions contemplated by this Subscription Agreement are conditional upon and subject to the Issuer’s having obtained such regulatory approval of this subscription and the transactions contemplated by this Subscription Agreement as the Issuer consider necessary.

6.5 This Subscription Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Subscription Agreement.

6.6 Time is of the essence of this Subscription Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

6.7 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

6.8 The parties to this Subscription Agreement may amend this Subscription Agreement only in writing.

6.9 This Subscription Agreement enures to the benefit of and is binding upon the parties to this Subscription Agreement and their successors and permitted assigns.

6.10 A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by hand or by registered mail addressed to the address given on page 1.

6.11 This Subscription Agreement is to be read with all changes in gender or number as required by the context.

6.12 This Subscription Agreement will be governed by and construed in accordance with the internal laws of British Columbia (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Subscription Agreement.

End of General Provisions

End of Subscription Agreement